UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 15, 2005

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota		55440
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into Material Definitive Agreement.

On February 15, 2005, the Compensation Committee (the “Committee”) of Tennant Company (the “Company”) approved the following:

Long-Term Incentive Plan 2005.  The Committee approved the Long-Term Incentive Plan for 2005, which is filed as Exhibit 10.1 to this report.  The Long-Term Incentive Plan 2005 provides for the issuance of performance shares under the 1995 Stock Incentive Plan, or any successor plan, based on the achievement of economic profit improvement of the Company over a three-year performance period from commencing in 2005 through the end of 2007.  Awards are paid based on a sliding scale for economic profit improvement, with a maximum payout at 200% of target.  Each participant’s target is based on a percentage of base salary in effect as of March 31 of the first year in the measurement period.  Payouts of performance shares are made 70% in shares of the Company’s stock and 30% in cash.  Targets for the Company’s executive officers who will be identified as “named executive officers” in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders are as follows:

Executive Officer	Target (% of base)
Janet M. Dolan	135%
H. Chris Killingstad	65%
Anthony T. Brausen	60%
Anthony Lenders	50%
Rex L. Carter	50%

Short-Term Incentive Plan 2005.  The Committee approved the Short-Term Incentive Plan for 2005, which is filed as Exhibit 10.2 to this report.  The Short-Term Incentive Plan 2005 provides for bonuses to members of the Company’s management team based on achievement of economic profit improvement at the corporate and business unit levels and achievement of individual goals.  Each participant’s target is based on a percentage of base salary.  In order to determine the amount of the payout, the target is multiplied by (i) an economic profit improvement factor based on a sliding scale for economic profit improvement and (ii) an individual performance factor based on achievement of individual performance expectations, as determined by management.  The individual performance factors for the Company’s named executive officers include personal and business objectives established by the individual and his or her manager.  Awards are paid in cash; however, any economic profit improvement in excess of 200% of target is paid in the form of shares of restricted stock with a vesting schedule of 50% per year over two years.  In addition, a participant can elect to receive their payouts in the form of deferred stock units, which election entitles the participant to receive a 20% premium vesting over three years from the date of deferral, on the amount deferred.  Targets for the Company’s named executive officers under the Short-Term Incentive Plan for 2005 are as follows:

Executive Officer	Target (% of base)
Janet M. Dolan	70%
H. Chris Killingstad	50%
Anthony T. Brausen	40%
Anthony Lenders	35%
Rex L. Carter	40%

A summary of the terms of the deferred stock units is attached as Exhibit 10.3 to this report.

Item 9.01.                                              Financial Statements and Exhibits.

(c)                                  Exhibits.  The following exhibits are filed herewith:

10.1                           Long-Term Incentive Plan 2005

10.2                           Short-Term Incentive Plan 2005

10.3                           Deferred Stock Unit Plan Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: February 22, 2005	/s/	Eric A. Blanchard
Eric A. Blanchard
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.1	Long-Term Incentive Plan 2005	Filed Electronically

10.2	Short-Term Incentive Plan 2005	Filed Electronically

10.3	Deferred Stock Unit Plan Summary	Filed Electronically